UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01	Entry into a Material Definitive Agreement.

Closing of the Securities Purchase Agreement Transactions

As previously disclosed in the Current Report on Form 8-K filed by PDS Biotechnology Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 1, 2026 (the “Prior 8-K”), on April 30, 2026 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (i) a promissory note (the “Promissory Note”) in an aggregate principal amount of $6,000,000 and (ii) a warrant (the “Warrant”) to purchase up to 2,158,274 shares of common stock of the Company, par value $0.00033 per share (the “Common Stock”), at an exercise price of $1.1824 per share, subject to adjustments as set forth in the Warrant. The material terms of the Purchase Agreement and the related transaction documents are described in the Prior 8-K, which description is incorporated herein by reference. Copies of the Purchase Agreement, the form of Promissory Note, the form of Warrant, the form of Registration Rights Agreement and the form of Guaranty Agreement were filed as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026.

On June 15, 2026 (the “Closing Date”), in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company issued the Promissory Note and the Warrant to the Investor, the Company and the Investor entered into the Registration Rights Agreement described below, and PDS Operating Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantor”), and the Investor entered into the Guaranty Agreement described below. In connection with, and as a condition to, the closing, the Company repaid in full and terminated its existing indebtedness as described in Item 1.02 below.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and restrictive covenants relating to indebtedness, liens and variable rate transactions, each as more fully described in the Prior 8-K.

Promissory Note

The Promissory Note was issued on the Closing Date with an aggregate face value of $6,000,000 for a purchase price of $5,760,000. The Promissory Note has a maturity date of the twelve-month anniversary of the Closing Date, bears interest at a rate of 10% per annum (subject to increase upon the occurrence and during the continuance of an Event of Default (as defined in the Promissory Note)), and is subject to the redemption, amortization, conversion, beneficial ownership limitation and other provisions described in the Prior 8-K.

Guaranty Agreement

In connection with the Purchase Agreement, on the Closing Date, the Guarantor (together with any other entity that may become a party thereto, the “Guarantors”) and the Investor entered into a Guaranty Agreement (the “Guaranty Agreement”), pursuant to which the Guarantors guaranteed all of the Company’s obligations under the Purchase Agreement and the Promissory Note and related obligations, as more fully described in the Prior 8-K.

Warrant

The Warrant was issued on the Closing Date and is exercisable beginning on the six (6) month anniversary of the Closing Date and for five years after the Closing Date, at an exercise price of $1.1824 per share, subject to adjustments as set forth in the Warrant. The Warrant is subject to the beneficial ownership limitation, exchange cap, cashless exercise and other provisions described in the Prior 8-K.

Registration Rights Agreement

In connection with the Purchase Agreement, on the Closing Date, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement to register the shares of Common Stock issuable upon conversion of the Promissory Note and exercise of the Warrant within 30 days after the Closing Date, subject to the terms and conditions described in the Prior 8-K.

Sales Agreement

On the Closing Date, the Company entered into a Sales Agreement (the “Sales Agreement”) with Yorkville Securities, LLC, an affiliate of the Investor (“Yorkville Securities”), and B. Riley Securities, Inc. (“B. Riley Securities,” each of Yorkville Securities and B. Riley Securities individually an “Agent” and collectively, the “Agents”), with respect to an “at-the-market” offering program pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock (the “Placement Shares”) having an aggregate offering price of up to $50,000,000 through or to the Agents, as sales agents or principals. Yorkville Securities is an affiliate of the Investor.

The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-289942), which was declared effective by the SEC on April 28, 2026, and a prospectus supplement relating to the Placement Shares filed with the SEC.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the applicable Agent may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. The applicable Agent will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the applicable Agent a commission equal to 3.0% of the gross sales proceeds of any Placement Shares sold through such Agent under the Sales Agreement, and has also provided the Agents with customary indemnification and contribution rights. B. Riley Securities is acting as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering and sale of the Placement Shares. The Sales Agreement contains customary representations, warranties and covenants of the Company and the Agents, indemnification rights and obligations of the parties, and termination provisions.

The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The Company intends to use the net proceeds, if any, from sales of Placement Shares under the Sales Agreement in accordance with the terms of the Promissory Note, which generally require that such net proceeds first be applied against amortization payments under the Promissory Note as described above, with any remaining net proceeds to be used for working capital and general corporate purposes.

The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to the other disclosures contained in the Company’s filings with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares, nor shall there be any sale of the Placement Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the terms of the Purchase Agreement, the Promissory Note, the Guaranty Agreement, the Warrant, the Registration Rights Agreement and the Sales Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Promissory Note, the form of Warrant, the Securities Purchase Agreement, the form of Registration Rights Agreement and the form of Guaranty Agreement, copies of which were filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026 and are incorporated herein by reference, and to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement and the related transaction documents set forth in the Prior 8-K is also incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed in the Prior 8-K, on the Effective Date the Company delivered a redemption notice pursuant to which it irrevocably elected to prepay, for cash, all of the outstanding principal amount under each of the Senior Secured Convertible Debentures (the “Debentures”) issued pursuant to that certain Securities Purchase Agreement, dated as of April 30, 2025, by and among the Company, each of the buyers party thereto and JGB Collateral LLC, a Delaware limited liability company, as collateral agent. On the Closing Date, the Company paid the applicable redemption amount, equal to 103% of the principal amount outstanding plus all accrued and unpaid interest and all other amounts payable thereunder, and, upon such payment, each Debenture was redeemed in full and is of no further force or effect.

Item 2.03	Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. In addition, the information regarding the redemption and termination of the Debentures set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 relating to the issuance of the Promissory Note and the Warrant is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Promissory Note and the Warrant, and the shares of Common Stock issuable upon conversion of the Promissory Note and exercise of the Warrant, were and will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering. The Company did not engage in general solicitation or advertising with regard to the issuances, and the Investor represented that it is an accredited investor acquiring the securities for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 1.02 of this Current Report on Form 8-K and is incorporated herein by reference. As a result of the redemption of the Debentures on the Closing Date, the rights of the holders of the Debentures, including the right to receive principal and interest payments and the right to convert the Debentures into shares of Common Stock, were extinguished.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1*	Sales Agreement, dated June 15, 2026, by and among PDS Biotechnology Corporation, Yorkville Securities, LLC and B. Riley Securities, Inc.
4.1	Form of Promissory Note (YA II PN, Ltd.) (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026)
4.2	Form of Warrant (YA II PN, Ltd.) (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026)
5.1	Opinion of DLA Piper LLP (US)
10.1*	Securities Purchase Agreement, dated as of April 30, 2026, by and between PDS Biotechnology Corporation and YA II PN, Ltd.
10.2	Form of Registration Rights Agreement (YA II PN, Ltd.) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026)
10.3	Form of Guaranty Agreement (YA II PN, Ltd.) (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: June 15, 2026	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer